Exhibit 99.1

MoSys, Inc. Provides Business Update and Announces Stock Repurchase Plan

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 14, 2008--MoSys, Inc., (NASDAQ: MOSY), a leading provider of high-density system-on-ship (SoC) memory and analog/mixed-signal intellectual property (IP), today announced preliminary operating results for the third quarter and nine months ended September 30, 2008 with estimated total net revenue ranging from $3.9 million to $4.2 million and an estimated net loss on a GAAP basis ranging from $3.0 million to $3.3 million for the three months ended September 30, 2008. Estimated total net revenue for the nine months ended September 30, 2008 is expected to range from $9.9 million to $10.2 million, and the estimated net loss on a GAAP basis for that same period is expected to range from $11.9 million to $12.2 million. The Company noted that these results are not final for the periods and are subject to final closing adjustments, as well as interim period review by its auditors.

The Company also announced that its board of directors has authorized the Company to purchase up to $5 million of its common stock over the next 12 months. Repurchases will be conducted from time to time in the open market, subject to market conditions and other factors such as a determination that the Company believes the repurchase will be beneficial to stockholders. These repurchases may be commenced or suspended at any time or from time to time without prior notice. As of September 30, 2008, the Company had approximately 32 million shares outstanding and also had cash and investments of approximately $72 million.

In addition, the Company announced it will release its full third quarter 2008 financial results on Thursday, October 30, 2008, after the market closes. Following the release, Len Perham, MoSys’ President and Chief Executive Officer, and Jim Sullivan, Chief Financial Officer, will host a live audio Webcast and conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Third Quarter 2008 Webcast/Conference Call

To access the call, please dial 1-888-680-0865 and enter the pass code 83033684 at least 10 minutes prior to the start of the call.

Date: Thursday, October 30, 2008

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Conference Call Number: 1-888-680-0865

International Callers: 1-617-213-4853

Pass Code: 83033684

The conference call replay will be available for 48 hours beginning two hours after the call. The replay number is 888-286-8010 with a pass code of 84985199. International callers should dial 617-801-6888 and enter the same pass code at the prompt.

In addition, the live audio conference call and replay will be available on the investor relations section of the Company's Web site at http://www.mosys.com.

One may also pre-register their attendance for the conference call, which will enable immediate entry into the call. To pre-register please go to: https://www.theconferencingservice.com/prereg/key.process?key= PMGW6ARAX

(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field.)

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s 1T-SRAM, 1T-FLASH and analog/mixed-signal technologies, the Company’s execution and results, improving operational efficiencies, growth of the business and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, completion of the Company’s accounting closing and review of all operating results for the three and nine months ended September 30, 2008, and other risks identified in the Company’s most recent reports on forms 10-Q and 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission.

About MoSys, Inc.

Founded in 1991, MoSys (NASDAQ: MOSY), develops, markets and licenses innovative embedded memory and analog/mixed-signal intellectual property (IP) technologies for advanced SoCs used in a variety of home entertainment, mobile consumer, networking and storage applications. MoSys' patented 1T-SRAM and 1T-FLASH technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. MoSys’ advanced analog/mixed-signal technologies include a highly integrated Blu-ray DVD front-end and Gigabit Ethernet. MoSys' embedded memory IP has been included in more than 160 million devices demonstrating silicon-proven manufacturability in a wide range of processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

MoSys and 1T-SRAM are registered trademarks of MoSys, Inc. 1T-FLASH(TM) is a trademark of MoSys, Inc.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, 408-731-1800
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, 972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com